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                      "CONFIDENTIAL TREATMENT REQUESTED"

                               REDACTED VERSION




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                                                                   EXHIBIT 10.71


                                OMNIBUS AGREEMENT

    THIS OMNIBUS AGREEMENT (this "Agreement" ), made and entered into as of this 31st day of December, 1994, by and among Air Wisconsin, Inc., a Wisconsin corporation ("Air Wisconsin"), United Air Lines, Inc., a Delaware corporation, ("United"), First Security Bank of Utah, national association, not in its individual capacity, except as expressly provided, but solely as Operating Trustee under the Operating Trust Agreement (as defined in the Definition Annex of the form of operating lease agreement attached as Exhibit A hereto) ("Operating Trustee"), and Mesa Airlines, Inc., a New Mexico corporation ("Mesa").

    WHEREAS, the parties desire to complete the definitive agreements and documentation concerning the sale of certain aircraft and spare parts, and sublease of certain other aircraft, as contemplated by the Agreement in Principle dated as of October 16, 1994 (with the exhibits thereto, the "AIP") among Air Wisconsin, United and Mesa;

    NOW, THEREFORE, in consideration of the mutual covenants, understandings and agreements set forth herein and other good and valuable consideration, the parties hereto agree as follows:

SECTION 1.    DEFINITIONS.

    Except as otherwise defined in this Agreement, terms used herein in capitalized form shall have the meanings attributed thereto in, as the context may require, either (A) the aircraft purchase and sale agreement dated as of the date hereof between Air Wisconsin, as seller, and Mesa, as buyer (the "Aircraft Purchase and Sale Agreement"), or (B) the expendable and rotables spare parts purchase and sale agreement dated as of the date hereof between Air Wisconsin, as seller, and Mesa, as buyer (the "Spare Parts Purchase and Sale Agreement"), or (C) the expanded partner agreement dated February 15, 1990 between United and Mesa (as amended, the "United Express Agreement"), as the same is amended as of the date hereof by the amendment to same dated as of the date hereof between United and Mesa (the "United Express Agreement Amendment"), or (D) the letter agreement relating to Denver International Airport dated as of the date hereof between United and Mesa (as amended, the "DIA Letter Agreement"), (E) the form of Operating Lease Agreement (the "Sublease Form") between Operating Trustee, as lessor ("Lessor"), and Mesa, as lessee ("Lessee"), which Sublease Form is attached hereto as Exhibit A, or (F) the form of letter agreement among Air Wisconsin, United, Operating Trustee and Mesa relating to Mesa's payment of maintenance reserves (the "Maintenance Reserves Agreement Form"), which Maintenance Reserves Letter Agreement Form is attached hereto as Exhibit B. Each of the Aircraft Purchase and Sale Agreement, Spare Parts Purchase and Sale Agreement, United Express Agreement Amendment, DIA Letter Agreement and this Agreement are herein referred to, collectively, as the "Closing Date Operative Documents", and each, individually, as a "Closing Date Operative Document". Unless the context otherwise requires, any reference herein to any of the Closing Date Operative Documents refers to such document as

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it may be amended from time to time in accordance with its terms and the terms of each other agreement restricting the amendment thereof.

SECTION 2.    CLOSING DATE; CLOSING DATE OPERATIVE DOCUMENTS.

    A. Closing Date. The parties acknowledge and agree that the Closing Date Operative Documents, and each of them, will be executed and delivered by the parties to one another on December 30, 1994 (the "Closing Date"); provided, the Closing Date shall be automatically extended for an additional period of up to five (5) days, to the extent necessary to complete the documentation. Execution and delivery of the Closing Date Operative Documents by the parties to one another will occur, or be deemed to occur, at United's world headquarters at 1200 East Algonquin Road, Elk Grove Township, Illinois.

    B. Aircraft Purchase and Sale Agreement. Subject to the terms and conditions of this Agreement, on the Closing Date Air Wisconsin and Mesa will execute and deliver to one another the Aircraft Purchase and Sale Agreement, in the form attached as Exhibit C hereto, UAL and Mesa will enter into an aircraft purchase and sale agreement, in the form attached hereto as Exhibit A, pursuant to which Air Wisconsin agrees to sell to Mesa, and Mesa agrees to purchase from Air Wisconsin, ten (10) certain de Havilland model DHC-8-100 and DHC-8-300 aircraft (for the purposes of this Agreement only, each, individually, a "Sale Aircraft", and collectively, the "Sale Aircraft"), as more specifically described in the Aircraft Purchase and Sale Agreement.

    C. Spare Parts Purchase and Sale Agreement. Subject to the terms and conditions of this Agreement, on the Closing Date Air Wisconsin and Mesa will execute and deliver to one another the Spare Parts Purchase and Sale Agreement, in the form attached as Exhibit D hereto.

    D. United Express Agreement Amendment. Subject to the terms and conditions of this Agreement, on the Closing Date United and Mesa will execute and deliver to one another the United Express Agreement Amendment, in the form attached as Exhibit E hereto.

    E. DIA Letter Agreement. Subject to the terms and conditions of this Agreement, on the Closing Date United and Mesa will execute and deliver to one another the DIA Letter Agreement, in the form attached as Exhibit F hereto.

SECTION 3.    CLOSING DATE CONDITIONS PRECEDENT.

    A. Conditions Precedent to Air Wisconsin's and United's Obligations. The obligations of Air Wisconsin and United to execute and deliver this Agreement and to consummate the transactions pursuant to this Agreement shall be subject to the satisfaction, or Air Wisconsin's and United's respective waiver, of each of the following by the Closing Date:


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         1. The approvals of the respective boards of directors of each of
    United, Air Wisconsin and UAL Corporation;

         2. Air Wisconsin's and United's successful negotiation and completion, on terms satisfactory to Air Wisconsin and United, of each of the Closing Date Operative Documents and each of the Sublease Form and Maintenance Reserves Agreement Form;

         3. Execution and delivery of each of the Closing Date Operative Documents by Mesa;

         4. Execution and delivery of this Agreement by Operating Trustee; and

         5. Payment by Mesa of the "Supplemental Deposit" (as such term is defined below), in addition to Mesa's prior payment of the "Initial Deposit" (as such term is defined below).

    B. Conditions Precedent to Mesa's Obligations. The obligation of Mesa to execute and deliver this Agreement and to consummate the transactions pursuant to this Agreement shall be subject to the satisfaction, or Mesa's waiver, of each of the following by the Closing Date:

         1. The approval of the board of directors of Mesa;

         2. Mesa's successful negotiation and completion, on terms satisfactory to Mesa, of each of the Closing Date Operative Documents and each of the Sublease Form and Maintenance Reserves Agreement Form;

         3. Execution and delivery of each of the Closing Date Operative Documents by each of United and Air Wisconsin;

         4. Execution and delivery of this Agreement by Operating Trustee; and

         5. There shall have been no material deterioration of the "Aircraft" (as defined in the Aircraft Purchase and Sale Agreement) and "Spare Parts" (as defined in the Spare Parts Purchase and Sale Agreement).

    C. Conditions Precedent to Operating Trustee's Obligations. The obligation of Operating Trustee to execute and deliver this Agreement and to consummate the transactions pursuant to this Agreement shall be subject to the satisfaction, or Operating Trustee's waiver, of each of the following by the Closing Date:

         1. The receipt by Operating Trustee of a letter of direction from Air Wisconsin directing Operating Trustee's execution and delivery of this Agreement;


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         2. Operating Trustee's successful negotiation and completion, on terms satisfactory to Operating Trustee, of this Agreement, including but not limited to each of the Sublease Form and Maintenance Reserves Agreement Form; and

         3. Execution and delivery of this Agreement by each of United, Air Wisconsin and Mesa.

SECTION 4.    DEPOSITS.

    A. Initial Deposit. Air Wisconsin and United acknowledge and confirm that Mesa has paid an initial deposit of Two Million United States Dollars (US $2,000,000.00) for the Aircraft (the "Initial Deposit") in connection with the execution and delivery of the AIP.

    B. Supplemental Deposit. A supplemental deposit of Eighteen Million United States Dollars (US $18,000,000.00) from Mesa to Air Wisconsin for the Aircraft (the "Supplemental Deposit") is due on the Closing Date. The Supplemental Deposit shall be non-refundable to Mesa, and at the time of its payment the Initial Deposit shall become non-refundable to Mesa.

SECTION 5.    COMMITMENT TO ENTER INTO SUBLEASES.

    A. Sublease of Two Aircraft. (i) Subject to the terms and conditions of this Agreement, on their respective "Aircraft Delivery Dates" (as such term is defined below), Operating Trustee, as lessor ("Lessor"), and Mesa, as lessee ("Lessee") will enter into two separate aircraft operating lease agreements, substantially consistent with the Sublease Form attached hereto as Exhibit A, pursuant to which Lessor will agree to sublease to Mesa, and Mesa will agree to sublease from Lessor, one (1) de Havilland model DHC-8-100 aircraft bearing U.S. registration number N415AW, and one (1) de Havilland model DHC-8-300 aircraft bearing U.S. registration number N430AW (for the purposes of this Agreement only, each, individually, a "Sublease Aircraft", and collectively the "Sublease Aircraft"); provided, the parties understand and acknowledge that: (1) the Sublease Form has been drafted to apply to the sublease of N415AW, and thus the operating lease agreement for the sublease of N430AW will have to be modified as necessary to identify the different aircraft and equipment serial numbers, the different definitions applicable for "Head Lease," "Security Agreement," and "Security Agreement Supplement" which are included in Attachment A to the Definitions Annex of the Sublease Form, and similar conforming changes; and (2) the Sublease Form has been drafted without obtaining the comments or consents of the "Head Lessor" or the "Security Trustee" or any of the other parties which have an interest in the "Head Lease" (as such terms are defined in the Sublease Form, with respect to Sublease Aircraft N415AW; and as such terms are conformed to apply to the head lease agreement dated June 1, 1991 between Head Lessor and Operating Trustee, with respect to Sublease Aircraft N430AW), and the parties agree that they will cooperate in a reasonable manner in order to obtain the consents of such parties to such subleases to Mesa.

[CONFIDENTIAL PORTION DELETED].


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    C. Consents. Promptly after execution and delivery of this Agreement, the parties will use their respective best reasonable efforts to obtain the consent of the "Head Lessor," the "Security Trustee" and the other parties which have an interest in the "Head Lease" of such Sublease Aircraft (as such terms are defined in the Sublease Form, with respect to Sublease Aircraft N415AW; and as such terms are conformed to apply to the head lease agreement dated June 1, 1991 between Head Lessor and Operating Trustee, with respect to Sublease Aircraft N430AW); provided, if any such necessary consent is not received by March 15, 1995, then the parties to this Agreement shall proceed to consummation of the remaining provisions of this Agreement without the affected Sublease Aircraft as a part of the contemplated transaction, but with the remaining provisions contemplated by this Agreement intact. In connection with a sale, lease or disposition of all of Mesa's Sale Aircraft of the same model type as a Sublease Aircraft to another air carrier, Air Wisconsin agrees to use its best reasonable efforts to assist Mesa in obtaining the consent of the Head Lessor and Security Trustee to either the sub-sublease of such Sublease Aircraft, or the assignment of Mesa's interests as sublessee under such sublease, to such other air carrier, provided (a) such other carrier is reasonably acceptable to Lessor (b) Mesa satisfies the requirements of Section 7(b)(vii) (and clauses (A) through (J) thereunder, which shall be deemed to apply to either a sub-sublease or an assignment of a sublease to the same extent as they apply to a sublease) of the Head Lease to Air Wisconsin's reasonable satisfaction; (b) all necessary action shall be taken that is required to continue the perfection of Lessor's title and interest in and to the Aircraft and Lessor's rights under this Lease as assigned; (c) if requested in writing by Lessor, Lessor shall receive a favorable opinion of Lessee's counsel and sub-sublessee's/assignee's counsel with respect to such sub-sublease/assignment of such sublease and matters comparable to those described in clause (J) of Section 7(b)(vii) of the Head Lease; (d) the rights of any transferee who receives possession by reason of such a transfer shall be expressly subject and subordinate to all the terms of the Head Lease and, if applicable, the sublease and (including, without limitation, the restrictions on the use of the Aircraft and Lessor's right to terminate such sublease upon an "Event of Default" under such sublease (as such term is defined in such sublease) and to obtain possession of such Sublease Aircraft without regard to any such transfer), and Mesa shall remain primarily liable hereunder for the performance of all the terms of such sublease Lease to the same extent as if such transfer had not occurred and the terms of such transfer shall not permit any transferee to take any action not permitted to be taken by Mesa hereunder with respect to the Aircraft.

    D. Lessor's Option. For either Sublease Aircraft, Lessor may elect, at any time up to thirty (30) days prior to the relevant Delivery Date of the Sublease Aircraft, to assign Lessor's rights, interests, liabilities and obligations as lessee under its respective aircraft operating lease agreement applicable to such Sublease Aircraft (free and clear of all liens other than the lessor's liens under such operating lease agreements), in which case Mesa will assume all such rights, interests, liabilities and obligations, beginning at the time of delivery of the respective Sublease Aircraft to Mesa.


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SECTION 6.    AIRCRAFT DELIVERY DATES.

    Air Wisconsin will determine the order of delivery of the Sale Aircraft and the "Sublease Aircraft" (for the purposes of this Agreement only, such Sale Aircraft and Sublease Aircraft, collectively, the "Aircraft," and each, individually, an "Aircraft"), which Aircraft will have the following initially scheduled delivery dates: first two (2) Aircraft, January 4, 1995 (provided, if by that date Mesa has not obtained an air carrier operating certificate and operations specification issued by the Federal Aviation Administration under
Part 121 of the FAR or successor provisions authorizing Mesa's operation of the Aircraft, then Air Wisconsin will use reasonable efforts to encourage Atlantic Coast Airlines, Inc. ("ACA") to provide, at Mesa's cost, ACA flight crews sufficient to operate such Aircraft pursuant to ACA's operations specification for a period of up to one month after sale and delivery of these two Aircraft to
Mesa); second two (2) Aircraft, January 17, 1995; fifth (5th) Aircraft, February 10, 1995; sixth (6th) Aircraft, February 15, 1995; seventh (7th) Aircraft, February 24, 1995; eighth (8th) and ninth (9th) Aircraft, March 3, 1995; tenth
(10th) Aircraft, March 15, 1995; and the last two (2) Aircraft, March 31, 1995 (hereinafter, collectively, the "Delivery Dates"); provided, Air Wisconsin will work with Mesa in good faith, and will adjust the initially scheduled Delivery Dates, as necessary, to provide for a commercially reasonable transition of the Aircraft and their entry into Mesa's revenue service; provided, further, the parties recognize that Air Wisconsin also will need to adjust the initially scheduled Delivery Dates, as necessary, to provide for a commercially reasonable phase-out of the Aircraft's operation in ACA's revenue service and their return under ACA's current leases and subleases with Operating Trustee, and that, if a conflict arises between the terms of this "provided" clause and the terms of the immediately preceding "provided" clause, the terms of this "provided" clause will take precedence: provided, finally, notwithstanding the foregoing "provided" clauses, in no event will the delivery of any of the first ten (10) Aircraft be adjusted to a Delivery Date later than March 15, 1995, and in no event will the delivery of any of the last two (2) Aircraft be adjusted to a Delivery Date later than April 15, 1995.

[CONFIDENTIAL PORTION DELETED].

SECTION 8.    PAINTING OF AIRCRAFT.

    Air Wisconsin shall, at its own expense, paint (or cause the painting of) any seven (7) of the Aircraft to be delivered and shall use reasonable efforts (given the relevant Delivery Dates and the commercial availability of slots with its chosen third party painting provider) to paint or cause the painting, at its own expense, the remainder of the Aircraft prior to the delivery of each Aircraft to Mesa. If any one or more of the last five (5) Aircraft substantially are otherwise ready for delivery to Mesa and there is insufficient time to have that particular Aircraft painted, then Air Wisconsin may elect to proceed with the delivery of such Aircraft without pre-delivery painting, and for each unpainted Aircraft Air Wisconsin will reimburse Mesa for the cost of repainting the Aircraft. Upon Mesa's notification that Mesa has repainted an Aircraft, Air Wisconsin will immediately pay to Mesa the invoiced cost for such Aircraft, subject to an aggregate maximum amount payable


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by Air Wisconsin for all of the Aircraft repainted by Mesa equal to the product of (a) the number of Aircraft painted post-delivery by Mesa, multiplied by (b) the average dollar amount per Aircraft that Air Wisconsin has to that date been charged to have certain of the other Aircraft painted. Air Wisconsin and United agree that Mesa shall be entitled to operate the unpainted Aircraft in United Express operations in the livery in which it is delivered until such time as the Aircraft would be repainted by Mesa in the ordinary course of business.

SECTION 9.    REPRESENTATIONS AND WARRANTIES.

         A. (b) Representations and Warranties of Operating Trustee. Operating Trustee, in its individual capacity, hereby represents and warrants, as of the Closing Date, to Air Wisconsin, United and Mesa, which representations and warranties shall survive the execution and delivery of this Agreement and the delivery of the Sublease Aircraft, that:

            (i) Due Organization. Operating Trustee, in its individual capacity, is a national banking association duly organized and validly existing and in good standing under the laws of the United States of America, is a "citizen of the United States" within the meaning of
         Section 101(16) of the Federal Aviation Act and the rules and regulations of the Federal Aviation Administration thereunder, and has the full corporate power, authority and legal right under the laws of the United States of America pertaining to its trust and fiduciary powers to execute, deliver and carry out the terms of this Agreement and each of the related agreements to which it is or will be a party;

           (ii) Due Authorization; No Conflict. The execution, delivery and performance by Operating Trustee of this Agreement and each of the related agreements to which Operating Trustee is or will be a party have been duly authorized by Operating Trustee and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

          (iii) Enforceability. This Agreement has been duly executed and delivered by Operating Trustee and, assuming the due authorization, execution and delivery thereof by the other parties thereto, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors generally and to general equity principles.

         B. Representations and Warranties of Air Wisconsin. Air Wisconsin hereby represents and warrants to Operating Trustee, United and Mesa, which representations and warranties shall survive the execution and delivery of this Agreement and the delivery of the Aircraft, that:


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            (i) Due Organization. Air Wisconsin is a corporation duly organized and validly existing and in good standing under the laws of the State of Wisconsin and has the corporate power and authority, and all licenses, rights, permits, certificates, franchises and other privileges, necessary to perform its obligations under this Agreement and each of the other Closing Date Operative Agreements to which it is a party and each of the related agreements to which it is or will be a party;

           (ii) Due Authorization; No Conflict. The execution, delivery and performance by Air Wisconsin of this Agreement and each of the other Closing Date Operative Agreements to which it is a party and each of the related agreements to which it is or will be a party have been duly authorized by all necessary corporate action on the part of Air Wisconsin and do not and will not require any approval of stockholders of Air Wisconsin except those which have been obtained and are in full force and effect on the Closing Date, and neither the execution and delivery hereof or thereof by Air Wisconsin nor the consummation by Air Wisconsin of the transactions contemplated hereby and by the other Closing Date Operative Agreements and the related agreements to which it is or will be a party, nor compliance by Air Wisconsin with any of, nor Air Wisconsin's performance of, its obligations hereunder and thereunder will contravene or has contravened any judgment or order applicable to or binding on it or any Applicable Law or conflict with, result in a breach of, or constitute a default under its corporate charter or by-laws or conflict with, result in any breach of, or constitute a default under, or, except as contemplated hereby, result in the creation of any Lien under, or require the consent (not already or concurrently obtained) of any trustee or creditor pursuant to, any indenture, credit agreement, or other agreement or instrument to which Air Wisconsin is a party or by which it or its assets are bound; and

          (iii) Enforceability. This Agreement and each of the other Closing Date Operative Agreements to which Air Wisconsin is a party has been duly executed and delivered by Air Wisconsin and, assuming the due authorization, execution and delivery thereof by the other parties thereto, and also assuming the due execution and delivery of the other Closing Date Operative Documents, this Agreement constitutes, and the other Closing Date Operative Agreements to which Air Wisconsin is a party on the Closing Date will constitute, a legal, valid and binding obligation of Air Wisconsin, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         C. Representations and Warranties of Lessor. United hereby represents and warrants to Operating Trustee, Air Wisconsin and Mesa, which representations and


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    warranties shall survive the execution and delivery of this Agreement and the delivery of the Aircraft, that:

            (i) Due Organization. United is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority, and all licenses, rights, permits, certificates, franchises and other privileges, necessary to perform its obligations under this Agreement and each of the other Closing Date Operative Agreements to which it is a party and each of the related agreements to which it is or will be a party;

           (ii) Due Authorization; No Conflict. The execution, delivery and performance by United of this Agreement and each of the other Closing Date Operative Agreements to which it is a party and each of the related agreements to which it is or will be a party have been duly authorized by all necessary corporate action on the part of United and do not and will not require any approval of stockholders of United except those which have been obtained and are in full force and effect on the Closing Date, and neither the execution and delivery hereof or thereof by United nor the consummation by United of the transactions contemplated hereby and by the other Closing Date Operative Agreements and the related agreements to which it is or will be a party, nor compliance by United with any of, nor United's performance of, its obligations hereunder and thereunder will contravene or has contravened any judgment or order applicable to or binding on it or any Applicable Law or conflict with, result in a breach of, or constitute a default under its corporate charter or by-laws or conflict with, result in any breach of, or constitute a default under, or, except as contemplated hereby, result in the creation of any Lien under, or require the consent (not already or concurrently obtained) of any trustee or creditor pursuant to, any indenture, credit agreement, or other agreement or instrument to which United is a party or by which it or its assets are bound; and

          (iii) Enforceability. This Agreement and each of the other Closing Date Operative Agreements to which United is a party has been duly executed and delivered by United and, assuming the due authorization, execution and delivery thereof by the other parties thereto, and also assuming the due execution and delivery of the other Closing Date Operative Documents, this Agreement constitutes, and the other Closing Date Operative Agreements to which United is a party on the Closing Date will constitute, legal, valid and binding obligations of United, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


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         D. Mesa hereby represents and warrants to Operating Trustee, Air
    Wisconsin and United, which representations and warranties shall survive the execution and delivery of this Agreement, that:

            (i) Due Organization. Mesa is a corporation duly organized and validly existing in good standing under the laws of the State of New Mexico, is qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have an adverse effect on Mesa's business, operations or condition (financial or otherwise) or on its ability to perform its obligations hereunder, and has the corporate power and authority, and all licenses, rights, permits, certificates, franchises and other privileges, necessary to carry on its business as presently conducted and to perform its obligations under this Agreement and each of the other Closing Date Operative Agreements to which it is a party and each of the related agreements to which it is or will be a party;

           (ii) Due Authorization; No Conflict. The execution, delivery and performance by Mesa of this Agreement and each of the other Closing Date Operative Agreements to which it is a party and each of the related agreements to which it is or will be a party have been duly authorized by all necessary corporate action on the part of Mesa, do not require any approval of the stockholders of Mesa, and neither the execution and delivery hereof or thereof nor the consummation of the transactions contemplated hereby and by the other Closing Date Operative Agreements and the related agreements to which it is or will be a party, nor compliance by Mesa with any of, nor Mesa's performance of all, of the terms and provisions hereof or thereof will contravene or has contravened any judgment or order applicable to or binding on it or any Applicable Law or conflict with, result in any breach of, or constitute any default under, its corporate charter or by-laws or conflict with, result in the creation of a Lien under, or require the consent of any trustee or creditor pursuant to, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, bank loan or credit agreement or other agreement or instrument to which Mesa is a party or by which it or its assets are bound; and

          (iii) Enforceability. This Agreement and each of the other Closing Date Operative Agreements to which Mesa is a party has been duly executed and delivered by Mesa, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, and also assuming the due execution and delivery of the other Closing Date Operative Documents, this Agreement constitutes, and the other Closing Date Operative Agreements to which Mesa is a party on the Closing Date will constitute, legal, valid and binding obligations of Mesa, enforceable against it in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of


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
    creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 10.   TRANSACTION EXPENSES.

    Except as otherwise provided in this Agreement, each party will bear its own fees and expenses related to preparation of the AIP, this Agreement and the consummation of the transactions contemplated hereby; provided, however, that Air Wisconsin and United, on the one hand, and Mesa, on the other, agree to share equally the legal fees and expenses of the current lessor of the Sublease Aircraft and the current lender or lenders to the Sale Aircraft; the fees and costs of applying for and obtaining Hart-Scott-Rodino approval (or acquiescence) from the Department of Justice and the Federal Trade Commission (and maintaining the confidentiality of such submissions); and the fees and costs related to filings for recordation with the Federal Aviation Administration in Oklahoma City, and any related filings under the Uniform Commercial Code.

SECTION 11.   ACA EMPLOYEES.

    Subject to the provisions of this Section 10, Mesa agrees to give preferential consideration in offering employment interviews to qualified ACA employees in the following job classifications: captains and first officers who are current and qualified on either the Dash 8-100 or Dash 8-300 Aircraft, flight attendants, mechanics (A&P license required), ramp and customer service agents; provided, Mesa does not guarantee it will hire any particular ACA employees or any particular number of ACA employees. The decision to hire any particular ACA employee will be at the sole discretion of Mesa. Neither Air Wisconsin nor United will require Mesa to give credit for ACA longevity or seniority.

SECTION 12.   CONFIDENTIALITY.

    The September 19, 1994 confidentiality agreement remains in full force and effect. Each party shall maintain the confidentiality of this Agreement and of the terms and conditions of the underlying transaction except to the extent required to be disclosed by applicable law. In the event disclosure is required (e.g. a press release or other disclosure under the federal securities laws), the parties shall jointly seek a protective order or jointly approve any press release.

SECTION 13.   MISCELLANEOUS.

    A. Amendments. This Agreement may be amended only by an instrument in writing executed by all parties hereto.

    B. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Illinois, without regard to the conflicts of Law Principles thereunder.


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
    C. Entire Agreement. This Agreement, including the Exhibits hereto, constitute the entire agreement among the parties hereto and supersedes any prior oral or written agreement among the parties with respect to the subject matter hereof.

    D. Assignment. Neither party may assign this Agreement in whole or in part without the prior written consent of the other party, and any such attempted assignment will be void.

    E. Waiver. The right of either party to require strict performance and observance of any obligation hereunder will not be affected in any way by any previous waiver, forbearance or course of dealing.

    F. Severability. If any provisions hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and, subject to applicable law, shall not affect the validity or effect of any other provisions hereof. In such event, the parties hereto shall negotiate in good faith to determine appropriate modification to this Agreement.

    G. Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

    H. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties have caused this Omnibus Agreement to be executed and delivered by their respective duly authorized officers, all as of the date first above written.

                                  MESA AIRLINES, INC.

                                  By:__________________________________________
                                  Its:_________________________________________


                                  FIRST SECURITY BANK OF UTAH, a
                                  National Association, not in its individual
                                    capacity, except as expressly provided, but solely as perating Trustee

                                  By:__________________________________________
                                  Its:_________________________________________


                                  UNITED AIR LINES, INC.

                                  By:__________________________________________
                                  Its:_________________________________________


                                  AIR WISCONSIN, INC.

                                  By:__________________________________________
                                  Its:_________________________________________


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